Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amy Hytowitz, 949-250-4009
Investor Contact:  Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES REPORTS FIRST QUARTER RESULTS
IRVINE, Calif., April 25, 2024 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended March 31, 2024.
Highlights and Outlook
•Q1 sales grew 10% on a reported and constant currency1 basis to $1.6 billion
•Q1 TAVR sales grew 6%; constant currency sales grew 8% adjusted for billing days
•Q1 TMTT sales grew 75%
•Q1 EPS of $0.58; adjusted1 EPS of $0.66
•Raising 2024 sales guidance to the high end of previous 8 to 10%1 range
•Raising full-year 2024 sales guidance for TMTT and Surgical; confident in TAVR guidance
•Critical Care spin-off on track; raising 2024 sales guidance

“Edwards is positioned to extend our leadership and deliver sustainable growth as a result of the strategic investments we have made across our transcatheter platforms to address the large and growing needs of patients impacted by aortic, mitral and tricuspid disease. We are pleased with our total company performance with first quarter sales growth of 10% as more patients were treated with our innovative therapies,” said Bernard Zovighian, CEO. “This encouraging start to the year supports our increased 2024 sales guidance. Looking beyond 2024, we remain confident in Edwards’ innovation-driven strategy, led by new indications, differentiated technologies and strategic adjacencies for addressing the significant unmet needs of structural heart disease patients.”

Transcatheter Aortic Valve Replacement (TAVR)
For the quarter, the company reported TAVR sales of $1.0 billion, which grew 6%, or 8% on a constant currency basis adjusted for billing days. Performance was driven by growth in the U.S. and Japan. Edwards’ global competitive position and selling prices were both stable. Procedure trends increased as the quarter progressed. The company expects higher year-over-year second-half growth rates than in the first and second quarters.
Edwards remains pleased with the performance of its SAPIEN 3 Ultra RESILIA platform, which is the leading platform in the U.S. and Japan, and the company looks forward to its launch in the second quarter in Europe.
Edwards is positioned for healthy and sustainable TAVR growth well into the future driven by the company’s development of differentiated TAVR technologies, a deep commitment to advancing patient care through high-quality clinical evidence, and its investment in patient activation initiatives. Importantly, Edwards’ groundbreaking research into the treatment of aortic stenosis through its EARLY TAVR and PROGRESS trials could fundamentally change how AS patients are treated.
Transcatheter Mitral and Tricuspid Therapies (TMTT)
In the first quarter, the company drove positive momentum around its unique and broad portfolio strategy of both repair and replacement technologies for mitral and tricuspid patients. The company made significant progress advancing important therapies, including the PASCAL repair system, EVOQUE tricuspid replacement system, and SAPIEN M3 mitral replacement system.
First quarter sales were $73 million, driven by expanded adoption and new site activation of PASCAL, supported by continued double digit TEER market growth in the U.S. and Europe.
In February, EVOQUE became the first transcatheter therapy to receive U.S. FDA approval for the treatment of patients with tricuspid regurgitation. With this replacement technology, the company sees the unique elimination of tricuspid regurgitation, significant quality of life improvements for patients, and favorable trends in all-cause mortality and heart failure hospitalization.
Surgical Structural Heart and Critical Care
Surgical Structural Heart sales for the quarter were $266 million, which grew 7%, or 8% on a constant currency basis. Growth was driven by strong global adoption of Edwards’ premium surgical technologies, INSPIRIS, MITRIS and KONECT. The company continues to see positive procedure growth globally for the many patients best treated surgically, including those undergoing complex procedures. The company continues to expand the overall body of RESILIA technology evidence, and now expects U.S. and Canada enrollment of its MOMENTIS clinical study to be completed in the second quarter of 2024, one year ahead of previous expectations. The study will continue to open new sites in Europe and Latin America, with global enrollment continuing into 2025.
Critical Care sales were $251 million for the quarter, which grew 13%, or 14% on a constant currency basis, driven by contributions from all product lines. Growth was led by Edwards' Smart

Recovery technologies, including the Acumen IQ sensor. Demand was also strong for the company's Swan-Ganz catheters and pressure monitoring devices used in the ICU. Preparations for the spin-off of Critical Care by year end are ongoing.
Additional Financial Results
For the quarter, the adjusted gross profit margin was 76.0%, compared to 77.5% in the same period last year. This year-over-year reduction was driven by a more favorable impact from foreign exchange in the prior year.
Selling, general and administrative expenses in the first quarter were $490 million, or 30.6% of sales, compared to $436 million in the prior year. This increase was driven by investments in transcatheter field-based personnel in support of the company’s growth strategy.
Research and development expenses in the first quarter were $285 million, or 17.8% of sales, compared to $261 million in the prior year. The increase was driven by continued investments in transcatheter valve innovations, including clinical trial activity.
Cash, cash equivalents and short-term investments totaled $1.7 billion as of March 31, 2024. Total debt was approximately $600 million. Adjusted free cash flow was $206 million.
Outlook
Overall, given the strong first quarter performance, the company now expects full-year 2024 sales growth to be at the high end of the prior guidance of 8 to 10% and $6.3 to $6.6 billion. The company remains confident in TAVR sales growth of 8 to 10% on a constant currency basis. The company now expects full-year Surgical Structural Heart sales growth of 6 to 8% and Critical Care sales growth of 8 to 10%, versus previous expectations of mid-single digit growth. Full-year TMTT sales are now expected to be in a range of $320 to $340 million, versus previous guidance which was the higher end of a $280 to $320 million range.
The company is maintaining its full-year 2024 adjusted earnings per share guidance of $2.70 to $2.80.
For the second quarter of 2024, the company projects total sales to be between $1.62 and $1.70 billion, and adjusted EPS of $0.67 to $0.71.
About Edwards Lifesciences
Edwards Lifesciences is the global leader of patient-focused innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit www.edwards.com and follow us on Facebook, Instagram, LinkedIn, X and YouTube.

Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its first quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” "early clinician feedback," “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian, second quarter and full year 2024 financial guidance, statements regarding the international adoption of TAVR, statements regarding transforming patient treatment, investments, expansion of evidence, approvals, clinical outcomes, adoption, and the information in the Outlook section. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the spin-off of our Critical Care product group; our ability to develop new products and avoid manufacturing and quality issues; challenges related to clinical trial or commercial results or new product approvals and therapy adoption; the impact of domestic and global economic conditions; competitive dynamics; our reliance on vendors, suppliers, and other third parties; damage, failure, or interruption of our information technology systems; the impact of public health crises; consolidation in the healthcare industry; our ability to protect our intellectual property; our compliance with applicable regulations; our exposure to product liability claims; use of our products in unapproved circumstances; changes to reimbursement for the company's products; the impact of currency exchange rates; unanticipated actions by the U.S. Food and Drug Administration and other regulatory agencies; changes to tax laws; unexpected impacts or expenses of litigation or internal or government investigations; and other risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2023, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, EVOQUE, MOMENTIS, PASCAL, PASCAL Precision, RESILIA, SAPIEN, SAPIEN 3, SAPIEN 3 Ultra, and SAPIEN 3 Ultra RESILIA are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]"Constant currency” growth rates exclude foreign exchange fluctuations. Sales growth guidance refers to constant currency. “Adjusted” amounts are non-GAAP items. "Constant currency” growth rates in this press release exclude foreign exchange fluctuations. Sales growth guidance refers to constant currency. Adjusted earnings per share is a non-GAAP item computed on a diluted basis and in this press release also excludes an intellectual property agreement and certain litigation expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, and one-time separation costs related to the planned spin-off of Critical Care. See “Non-GAAP Financial Information” and reconciliation tables below.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$1,598.2	$1,459.6
Cost of sales	385.6	329.5

Gross profit	1,212.6	1,130.1

Selling, general, and administrative expenses	489.7	436.3
Research and development expenses	285.2	261.2
Intellectual property agreement and certain litigation expenses	8.9	43.5
Change in fair value of contingent consideration liabilities	—	0.7
Separation costs	41.3	—

Operating income	387.5	388.4

Interest income, net	(16.5)	(8.6)
Other income, net	(5.4)	(1.6)

Income before provision for income taxes	409.4	398.6

Provision for income taxes	58.4	58.1

Net income	$351.0	$340.5

Net loss attributable to noncontrolling interest	(0.9)	—

Net income attributable to Edwards Lifesciences Corporation	$351.9	$340.5

Earnings per share:
Basic	$0.58	$0.56
Diluted	$0.58	$0.56

Weighted-average common shares outstanding:
Basic	601.6	607.5
Diluted	604.1	610.9

Operating statistics
As a percentage of net sales:
Gross profit	75.9%	77.4%
Selling, general, and administrative expenses	30.6%	29.9%
Research and development expenses	17.8%	17.9%
Operating income	24.2%	26.6%
Income before provision for income taxes	25.6%	27.3%
Net income	22.0%	23.3%

Effective tax rate	14.3%	14.6%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$1,224.6	$1,144.0
Short-term investments	473.0	500.5
Accounts receivables, net	817.6	775.1
Other receivables	59.3	61.8
Inventories	1,207.3	1,168.2
Prepaid expenses	138.1	146.8
Other current assets	250.6	239.3
Total current assets	4,170.5	4,035.7
Long-term investments	455.6	583.9
Property, plant, and equipment, net	1,767.9	1,749.4
Operating lease right-of-use assets	98.4	94.0
Goodwill	1,252.8	1,253.5
Other intangible assets, net	446.8	428.4
Deferred income taxes	776.7	754.6
Other assets	767.6	463.7
Total assets	$9,736.3	$9,363.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,086.0	$1,170.5
Operating lease liabilities	24.8	24.9
Total current liabilities	1,110.8	1,195.4
Long-term debt	597.2	597.0
Taxes payable	79.6	80.6
Operating lease liabilities	77.2	73.0
Uncertain tax positions	336.6	339.3
Litigation agreement accrual	82.0	94.2
Other liabilities	266.5	264.3
Total liabilities	2,549.9	2,643.8
Stockholders’ equity
Common stock	651.8	650.5
Additional paid-in capital	2,379.8	2,274.4
Retained earnings	9,344.3	8,992.4
Accumulated other comprehensive loss	(233.3)	(242.8)
Treasury stock, at cost	(5,024.7)	(5,024.5)
Total Edwards Lifesciences Corporation stockholders’ equity	7,117.9	6,650.0
Noncontrolling interest	68.5	69.4
Total equity	7,186.4	6,719.4
Total liabilities and equity	$9,736.3	$9,363.2

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms "adjusted" and “constant currency" when referring to non-GAAP sales and sales growth information, respectively, which excludes currency exchange rate fluctuations. The Company uses the term "billing days adjusted growth rate" when also excluding the impact of billing days. The Company uses the term “adjusted” to also exclude certain litigation expenses, intellectual property agreements, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, and one-time separation costs related to the planned spin-off of Critical Care.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

Guidance for sales and sales growth rates is provided on a "constant currency basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

Management considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting payments for capital expenditures, which can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation Expenses - The Company incurred certain litigation expenses of $8.9 million and $6.5 million in the first quarter of 2024 and 2023, respectively.

Change in Fair Value of Contingent Consideration Liabilities - The Company recorded expense of $0.7 million in the first quarter of 2023 related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $1.4 million and $1.5 million in the first quarter of 2024 and 2023, respectively.

Separation Costs - The Company incurred separation costs of $41.3 million during the first quarter of 2024 related primarily to consulting, legal, tax, and other professional advisory services associated with its planned spin-off of Critical Care.

Intellectual Property Agreement - The Company recorded a $37.0 million charge in the first quarter of 2023 related to an Intellectual Property Agreement with Medtronic, Inc. for a 15-year covenant not to sue.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

Adjusted Free Cash Flow - The Company defines free cash flow as cash flows from operating activities less capital expenditures. During 2024, the Company excluded from its calculation payments for separation costs associated with the planned spin-off of Critical Care and a material tax deposit made to mitigate interest on potential tax liabilities that the Company is contesting through the judicial process.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended March 31, 2024
	Net Sales	Gross Profit Margin	Operating Income	Net Income Attributable to Edwards Lifesciences Corporation	Diluted EPS	Effective Tax Rate
GAAP	$1,598.2	75.9%	$387.5	$351.9	$0.58	14.3%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	8.9	7.4	0.01	—
Amortization of intangible assets	—	0.1	1.4	1.2	—	(0.1)
Separation costs	—	—	41.3	36.8	0.07	(0.2)
Adjusted	$1,598.2	76.0%	$439.1	$397.3	$0.66	14.0%

	Three Months Ended March 31, 2023
	Net Sales	Gross Profit Margin	Operating Income	Net Income Attributable to Edwards Lifesciences Corporation	Diluted EPS	Effective Tax Rate
GAAP	$1,459.6	77.4%	$388.4	$340.5	$0.56	14.6%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	6.5	5.3	0.01	0.1
Change in fair value of contingent consideration liabilities	—	—	0.7	0.6	—	—
Amortization of intangible assets	—	0.1	1.5	1.3	—	—
Intellectual property agreement	—	—	37.0	30.5	0.05	0.2
Adjusted	$1,459.6	77.5%	$434.1	$378.2	$0.62	14.9%

(A)See description of non-GAAP adjustments under "Non-GAAP Financial Information."
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF GAAP OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW

	Three Months Ended March 31,
	2024	2023
Net cash (used in) provided by operating activities	$(53.5)	$314.1
Capital expenditures	(65.3)	(61.5)
Tax deposit	305.1	—
Separation cost payments	19.9	—
Adjusted Free Cash Flow (A)	206.2	252.6

(A)See description of "Adjusted Free Cash Flow" under "Non-GAAP Financial Information."

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2023 Adjusted
Sales by Product Group (QTD)	1Q 2024	1Q 2023	Change	GAAP Growth Rate*	FX Impact	1Q 2023 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,007.9	$947.9	$60.0	6.3%	$(2.1)	$945.8	6.6%
Transcatheter Mitral and Tricuspid Therapies	72.9	41.6	31.3	75.2%	0.7	42.3	72.2%
Surgical Structural Heart	266.1	248.2	17.9	7.2%	(1.4)	246.8	7.9%
Critical Care	251.3	221.9	29.4	13.3%	(2.3)	219.6	14.4%
Total	$1,598.2	$1,459.6	$138.6	9.5%	$(5.1)	$1,454.5	9.9%

					2023 Adjusted
Sales by Region (QTD)	1Q 2024	1Q 2023	Change	GAAP Growth Rate*	FX Impact	1Q 2023 Adjusted Sales	Constant Currency Growth Rate *
United States	$940.7	$849.1	$91.6	10.8%	$—	$849.1	10.8%
Europe	367.8	331.1	36.7	11.1%	8.3	339.4	8.4%
Japan	110.8	114.1	(3.3)	(2.8)%	(11.7)	102.4	8.2%
Rest of World	178.9	165.3	13.6	8.2%	(1.7)	163.6	9.4%
Outside of the United States	657.5	610.5	47.0	7.7%	(5.1)	605.4	8.6%
Total	$1,598.2	$1,459.6	$138.6	9.5%	$(5.1)	$1,454.5	9.9%

* Numbers may not calculate due to rounding.

RECONCILIATION OF TAVR BILLING DAYS ADJUSTED GROWTH RATE

Three Months Ended March 31,
2024
TAVR constant currency growth rate	6.6%
Impact of billing days	1.1%
TAVR billing days adjusted growth rate	7.7%